EXHIBIT 10.37


                        UNANIMOUS SHAREHOLDER AGREEMENT

                          Made as of December 20, 1999

                                    Between

                       THE ASHTON TECHNOLOGY GROUP, INC.
                                    as "ATG"

                                      and

                              3690822 CANADA INC.
                                 as "NumberCo"

                                      and

                         ASHTON TECHNOLOGY CANADA INC.
                                as "Corporation"



                                MCMILLAN BINCH
                                   ----------
                            BARRISTERS & SOLICITORS

                               TABLE OF CONTENTS

RECITALS..........................................................   1

SECTION 1 - INTERPRETATION .......................................   1
     1.1  Definitions.............................................   1
          (1)  Adoption Agreement.................................   1
          (2)  Agreement..........................................   2
          (3)  Affiliate..........................................   2
          (4)  Applicable Law.....................................   2
          (5)  Arm's Length.......................................   2
          (6)  Articles...........................................   2
          (7)  Bankruptcy Proceedings.............................   2
          (8)  Business Corporations Act..........................   2
          (9)  Business Day.......................................   2
          (10) By-laws............................................   2
          (11) Canadian Securities................................   3
          (12) Closing Date.......................................   3
          (13) Confidential Information...........................   3
          (14) Control............................................   3
          (15) Corporate Shareholder..............................   3
          (16) Fair Market Value..................................   3
          (17) GAAP...............................................   3
          (18) Governmental Authority.............................   3
          (19) Indebtedness.......................................   4
          (20) Individual Shareholder.............................   4
          (21) Licence and Services Agreement.....................   4
          (22) Lien                                                  4
          (23) Notice.............................................   4
          (24) Permitted Transferee...............................   4
          (25) Person.............................................   4
          (26) Principal Shareholders.............................   4
          (27) Purchase Price.....................................   4
          (28) Purchasing Shareholder.............................   4
          (29) Question...........................................   4
          (30) Selling Shareholder................................   4
          (31) Shares.............................................   4
          (32) Shareholders.......................................   5
          (33) Triggering Event...................................   5
     1.2  Headings and Table of Contents..........................   5
     1.3  References..............................................   5
     1.4  Number and Gender.......................................   5
     1.5  Time of Day.............................................   5
     1.6  Business Day............................................   5
     1.7  Governing Law...........................................   5
     1.8  Conflict................................................   5

                                      (i)

     1.9  Severability............................................   6
     1.10 Time of Essence.........................................   6
     1.11 Statutory References....................................   6
     1.12 Schedules...............................................   6
     1.13 Entire Agreement........................................   6
     1.14 GAAP....................................................   6
     1.15 Unanimous Shareholder Agreement.........................   6

SECTION 2 - MANAGEMENT ...........................................   6
     2.1  Number of Directors.....................................   6
     2.2  Election of Directors...................................   6
     2.3  Quorum..................................................   7
     2.4  Officers................................................   7
     2.5  Restrictions on Management..............................   7
     2.6  Amalgamation with NumberCo..............................   8
     2.7  Signing Authority.......................................   8

SECTION 3 - SHAREHOLDER MATTERS ..................................   8
     3.1  Meetings of Shareholders................................   8
     3.2  Non-Competition Covenant................................   9
     3.3  Non-Solicitation Covenant...............................   9
     3.4  Confidentiality.........................................   9
     3.5  Breach of Obligations...................................  10

SECTION 4 - FINANCIAL AND SUPPORT OBLIGATIONS ....................  10
     4.1  ATG Funding and Support Obligations.....................  10
     4.2  Further Obligations.....................................  11
     4.3  Dividends...............................................  11
     4.4  Auditors................................................  11

SECTION 5 - DEALING WITH SHARES ..................................  11
     5.1  Ownership of Shares.....................................  11
     5.2  Restrictions on Transfer of Shares......................  11
     5.3  Permitted Transfers.....................................  12
     5.4  Employee Stock Option Plan..............................  12
     5.5  Put/Call................................................  12

SECTION 6 - COMPLETION OF PURCHASE AND SALE ......................  13
     6.1  Purchase Price..........................................  13
     6.2  Determination and Notification of Fair Market Value.....  13
     6.3  Outstanding Indebtedness................................  14
     6.4  Title to Shares Free and Clear..........................  14
     6.5  Closing and Closing Date................................  14
     6.6  Time and Place of Closing...............................  15
     6.7  Payment of Purchase Price and Delivery of Certificates..  15
     6.8  Failure to Complete Transaction of Purchase and Sale....  15

SECTION 7 - GENERAL ..............................................  16
     7.1  Carrying out of Agreement...............................  16
     7.2  Assignment and Enurement................................  16
     7.3  Notices.................................................  16

                                      (ii)

     7.4  No Set-off..............................................  17
     7.5  Waivers.................................................  17
     7.6  Further Assurances......................................  17
     7.7  Remedies Cumulative.....................................  17
     7.8  Counterparts and Adoption Agreement.....................  17
     7.9  Amendments..............................................  18
     7.10 Submission to Jurisdiction..............................  18
     7.11 Termination.............................................  18

Schedule 1.1(1) - Adoption Agreement
Schedule 1.1(6) - Articles
Schedule 1.1(10) - By-Laws

                                     (iii)

EXHIBIT 10.37


                        UNANIMOUS SHAREHOLDER AGREEMENT

This Agreement is made as of December 20, 1999 , between

                    THE ASHTON TECHNOLOGY GROUP, INC.
                    a corporation subsisting under the laws of Delaware as "ATG"

                                      and

                    3690822 CANADA INC. a corporation subsisting under the laws of Canada as "NumberCo"

                                      and

                    ASHTON TECHNOLOGY CANADA INC. a
                    corporation subsisting under the laws of Canada as "Corporation"


RECITALS

A. The authorized capital of the Corporation consists of an unlimited number of common shares in two classes, of which 100,000 shares are issued and outstanding;

B. At the date of this Agreement all of the issued and outstanding shares of the Corporation are legally and beneficially owned by ATG and NumberCo;

C. The parties have agreed to enter into this Agreement to provide for certain rights and obligations concerning the Corporation and to record their agreement as to the manner in which the affairs of the Corporation shall be conducted.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 - INTERPRETATION

1.1  Definitions. In this Agreement:

                                   1.1(10)-1

(1) Adoption Agreement means an agreement by which a Person agrees to be bound by the terms of this Agreement, substantially in the form of Schedule 1.1(1);

(2) Agreement means this agreement including any recitals and schedules to this agreement, as amended, supplemented or restated from time to time;

(3) Affiliate has the meaning ascribed thereto in the Business Corporation Act;

(4) Applicable Law in respect of any Person, property, transaction or event, means all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event;

(5) Arm's Length has the meaning given to it in the Income Tax Act (Canada) as amended or re-enacted from time to time;

(6) Articles means the articles of the Corporation attached to this Agreement as Schedule Schedule 1.1(6), as amended, restated or replaced from time to time in accordance with this Agreement;

(7) Bankruptcy Proceedings by or against a Person means any voluntary or involuntary case or proceeding (including the filing of any notice) under any insolvency, incorporation or other Applicable Law in any jurisdiction in respect of the:

     (a) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations;

     (b) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay or proceedings to enforce, some or all of the debts or obligations;

     (c) appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, all or a substantial part of the assets; or

     (d) possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets;

of that Person;

(8) Business Corporations Act means the Canada Business Corporations Act, as amended or re-enacted from time to time;

(9) Business Day means a day on which banks are open for business in the City of Toronto, but does not include a Saturday, Sunday or statutory holiday in the Province of Ontario. The Business Day will end at 5:00 p.m. on that day;

(10) By-laws means the by-laws of the Corporation attached to this Agreement as Schedule Schedule 1.1(10), as amended or replaced from time to time in accordance with this Agreement;

(11) Canadian Securities means the securities issued by any company domiciled in Canada or whose principal place of business is Canada. "Canadian Securities" shall also mean the securities of any company listed for trading on any registered Canadian exchange.

(12) Closing Date means in the case of a purchase and sale under Section 5.5, the date determined under Section 6.5, unless otherwise agreed by the parties to the transaction of purchase and sale;

(13) Confidential Information means all information, documentation, knowledge, data or know-how owned, possessed or controlled by, or relating to, the Corporation or acquired or developed for its benefit, that the Corporation treats as confidential including, without limitation, supplier and customer lists, price lists, marketing information, product information, trade secrets and computer software, but excluding any information:

     (a) that is or becomes part of the public domain by publication or otherwise without any breach of this Agreement;

     (b) that is obtained on a non-confidential basis from another source acting in good faith without any breach of this Agreement; or

     (c) that was not obtained from another source and that can be demonstrated by the recipient to have been known or independently developed by the recipient before disclosure to the recipient;

(14) Control means the possession of the power to direct or cause the direction of the management and policies of a corporation or a trust through, in the case of a corporation, legal and beneficial ownership of a majority of voting shares in the corporation, or, in the case of a trust, through legal ownership of a trust's assets;

(15) Corporate Shareholder means a corporation which owns Shares;

(16) Fair Market Value of any class of Shares means the fair market value of all the issued and outstanding Shares of that class on any particular date determined in accordance with Section 6.2 and for the purposes of this definition "fair market value" means the highest price expressed in money or money's worth, available in an open and unrestricted market between informed and willing parties acting at arm's length and under no compulsion to act, with no discount for minority interests, illiquid markets or restrictions on transfers of shares and no premium for a control block of Shares;

(17) GAAP means generally accepted accounting principles in effect in Canada including, without limitation, the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants;

(18) Governmental Authority means any domestic or foreign government, including, without limitation, any federal, provincial, state, territorial or municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government;

(19) Indebtedness of a Person means all debts, liabilities and other obligations of that Person however incurred;

(20) Individual Shareholder means an individual who:

     (a)  owns Shares; or

     (b)  owns shares of a Corporate Shareholder;

(21) Licence and Services Agreement means the Licence and Services Agreement dated the date hereof between the Corporation, ATG and Universal Trading Technologies Corporation;

(22) Lien means any lien, mortgage, charge, hypothec, encumbrance, security interest, pledge, hypothecation, deposit arrangement, priority, conditional sale agreement, other title retention agreement or other security arrangement of any kind;

(23) Notice means any notice, approval, demand, direction, consent, designation, request, document, instrument, certificate or other communication required or permitted to be given under this Agreement;

(24) Permitted Transferee means a single Affiliate of a Shareholder and of which the Shareholder has Control;

(25) Person means any natural person, sole proprietorship, partnership, corporation, trust, joint venture, any Governmental Authority or any incorporated or unincorporated entity or association of any nature;

(26) Principal Shareholders means ATG and NumberCo;

(27) Purchase Price has the meaning given to it in Section 6.1;

(28) Purchasing Shareholder means a Shareholder purchasing Shares pursuant to
Section 5.5(1) or 5.5(2), as the case may be;

(29) Question includes any resolution, by-law, or other matter submitted to directors or Shareholders of the Corporation, as applicable;

(30) Selling Shareholder means a Shareholder selling Shares pursuant to Section 5.5(1) or 5.5(2), as the case may be;

(31) Shares means:

     (a)  common and preference shares in the capital of the Corporation,

     (b) any other securities into which those common or preference shares may be converted, exchanged, reclassified, redesignated, subdivided, consolidated or otherwise changed from time to time,

     (c) any securities of any successor corporation to or corporation continuing from the Corporation which those common or preference shares or other securities are changed into or become as a result of any amalgamation, continuance, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise, and

     (d) any securities received as a stock dividend or other distribution on or in respect of those common shares or preference or other securities;

(32) Shareholders means ATG, NumberCo and any other Person who at the relevant time owns Shares;

(33) Triggering Event means a change in Control of a Shareholder, a sale of all or substantially all of the assets of a Shareholder, or, in the event Shares in the Corporation held by a Shareholder have been transferred to a Permitted Transferee under Section 5.3, a change in Control of such Permitted Transferee or a sale of all or substantially all of the assets of such Permitted Transferee.

1.2 Headings and Table of Contents. The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.3 References. Unless otherwise specified, references in this Agreement to Sections and Schedules are to sections of, and schedules to, this Agreement.

1.4 Number and Gender. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 Time of Day. Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Province of Ontario.

1.6 Business Day. If under this Agreement any payment or calculation is to be made or any other action is to be taken, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day. Any extension of time will be included for the purposes of computation of interest.

1.7 Governing Law. This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement are governed by, and are to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.8 Conflict. If there is a conflict between the provisions of this Agreement and the Articles or By-laws, the provisions of this Agreement prevail and the Articles and By-laws are to be amended accordingly. If there is a conflict between any provision of this Agreement and any other document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement is to prevail.

1.9 Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect:

(1) the legality, validity or enforceability of the remaining provisions of this Agreement; or

(2) the legality, validity or enforceability of that provision in any other jurisdiction.

1.10 Time of Essence. For every provision of this Agreement, time is of the essence.

1.11 Statutory References. Each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time.

1.12 Schedules. The following Schedules are attached to and form part of this
Agreement:

                  Schedule                  Description

                  Schedule 1.1(1)           Adoption Agreement
                  Schedule 1.1(6)           Articles
                  Schedule 1.1(10)          By-laws

1.13 Entire Agreement. This Agreement and all documents contemplated by or delivered under or in connection with this Agreement, constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

1.14 GAAP. Unless otherwise specified, any financial statements to be prepared in respect of any accounting period are to be prepared in accordance with GAAP applied on a consistent basis.

1.15 Unanimous Shareholder Agreement. This Agreement is a unanimous shareholder agreement within the meaning of the Business Corporations Act. To the extent that this Agreement specifies that any matter may only be or shall be dealt with or approved by or requires action by the Shareholders, the powers of the directors of the Corporation to manage and supervise the management of the business and affairs of the Corporation with respect to those matters are correspondingly restricted.

SECTION 2 - MANAGEMENT

2.1 Number of Directors. The board of directors of the Corporation shall consist of five directors, the majority of whom shall be resident Canadians.

2.2 Election of Directors. ATG shall nominate three directors and NumberCo shall nominate two directors. The Shareholders shall vote at all meetings of the Shareholders and act in all other respects in connection with the corporate proceedings of the Corporation to ensure that ATG's three nominees and NumberCo's two nominees are elected and maintained in office from time to time as directors.

2.3 Quorum. The quorum for the transaction of business at any meeting of the board of directors of the Corporation shall be at least three directors present in person or by telecommunication of which at least two of the directors present in person or by telecommunication are ATG's nominees. For greater certainty, all Questions before the board of directors of the Corporation shall be decided by a majority of the votes cast on the Question. The Chairman of the meeting shall not have a second or casting vote.

2.4 Officers. Until changed by resolution of the directors, the officers of the Corporation shall be:

          Office                                               Name
          ------                                               ----

          Chairman                                    Frederic W. Rittereiser
          President and Chief Executive Officer       Robert F. Wilson
          Chief Technology Officer                    Duane R. Erickson
          Treasurer                                   Arthur J. Bacci
          Secretary                                   Chris N. Germanakos

2.5 Restrictions on Management. Except as otherwise expressly contemplated by this Agreement, none of the following actions shall be taken without the consent of all the Shareholders:

(1) any change in the authorized or issued share capital of the Corporation;

(2) the allotting or issuing of any Shares, the entering into of any agreement, or the making of any offer or the granting of any right capable of becoming an agreement, to allot or issue any Shares;

(3) the redemption, purchase or other acquisition of any Shares by the Corporation;

(4) the taking of any steps to amalgamate or merge the Corporation with another person or to continue the Corporation under the laws of another jurisdiction;

(5) the taking of any steps to wind-up, dissolve, reorganize or terminate the corporate existence of the Corporation or the taking of any steps in respect of Bankruptcy Proceedings by or against the Corporation;

(6) the taking of any steps in connection with the distribution of Shares of the Corporation to the public;

(7) the borrowing of money from, or the giving of security, to any Shareholder;

(8) the sale, lease, exchange, encumbrance, transfer or other disposition of all or a substantial part of the assets of the Corporation or any subsidiary of the Corporation, including the granting of an option for any such transaction;

(9) the entering into of a partnership, joint venture or any other arrangement for the sharing of profits with any Person;

(10) any material change in the business to be carried on by the Corporation at the date of this Agreement , namely the business contemplated in the Licence and Services Agreement;

(11) any change in the number of directors of the Corporation, the establishment of any committee of directors or the delegation of any power of the directors to a committee of directors or a managing director;

(12) the entering into of any contract or commitment with any Shareholder or a Shareholder's Affiliate;

(13) any agreement by the Corporation with respect to any of the matters listed in this Section; and

(14) any other matters required by the Business Corporations Act to be approved by the shareholders of a corporation.

2.6 Amalgamation with NumberCo. Subject to the proviso in the next sentence, prior to any distribution of Shares of the Corporation to the public or any sale of the Corporation or all or substantially all of its assets to a third party, NumberCo shall have the right to require the Corporation to amalgamate with NumberCo (and/or its Permitted Transferee, if any) and upon exercise of such right by notice in writing from NumberCo to the Corporation and the other Shareholder(s), the parties hereto will vote at all meetings of the Corporation and act in all other respects so as to implement the amalgamation as expeditiously as possible. NumberCo's right to require an amalgamation shall be subject to (i) NumberCo (and its Permitted Transferee, if applicable) having no assets or liabilities at the time of the amalgamation, other than an interest in Shares and such other assets and liabilities contemplated in this Agreement or consented to by the other Shareholders; and (ii) there being no material detriment to ATG (or its Permitted Transferree, if any) as a result of such amalgamation.

2.7 Signing Authority.

(1) All deeds, contracts, obligations, documents or other instruments in writing shall be signed on behalf of the Corporation by the President or such other Persons authorized by the Corporation's board of directors.

(2) All cheques drawn by the Corporation shall be signed by either the President or Treasurer of the Corporation or such other Persons authorized by the Corporation's board of directors. The Shareholders and the Corporation shall work together to establish appropriate banking and internal accounting mechanisms for the Corporation as soon as possible following the execution of this Agreement.

SECTION 3 - SHAREHOLDER MATTERS

3.1 Meetings of Shareholders.

(1) The quorum for the transaction of business at any meeting of the Shareholders shall be two persons present in person or by proxy holding at least 66 2/3% of the Shares entitled to vote at the meeting. No meeting shall continue with the transaction of business in the absence of a quorum.

(2) Subject to Section 2.5 and the Business Corporations Act, all Questions before the Shareholders shall be decided by a majority of the votes cast on the question. The chairman of a meeting of the Shareholders shall not have a second or casting vote.

3.2 Non-Competition Covenant. No Shareholder, while a Shareholder or for a period of 2 years after ceasing to be a Shareholder, shall directly or indirectly, alone or in partnership or in conjunction with any Person:

(1) engage in a business, or

(2) advise, invest in, lend money to, guarantee the debts or obligations of, or permit its name or any part of its name to be used by any Person engaged in a business,

that competes with the business carried on by the Corporation in Canada with respect to the development, licensing and marketing of technology and related services for the trading of Canadian Securities.

3.3 Non-Solicitation Covenant.

(1) No Shareholder, while a Shareholder or for a period of 2 years after ceasing to be a Shareholder, shall directly or indirectly, alone or in partnership or conjunction with any Person, solicit business from any Person who is a customer of the Corporation at any time while it is a Shareholder or within six months after it ceases to be a Shareholder, if that business competes with the business carried on by the Corporation in Canada at any time while it is a Shareholder, or at the time it ceases to be a Shareholder.

(2) Except with the written consent of the Corporation, no Shareholder, while a Shareholder or for a period of 2 years after ceasing to be a Shareholder, shall directly or indirectly, alone or in partnership or in conjunction with any
Person:

     (a) employ any Person who is an employee of the Corporation at any time while it is a Shareholder or at the time it ceases to be a Shareholder, or

     (b) induce or attempt to induce any Person who is an employee of the Corporation at any time while it is a Shareholder or at the time it ceases to be a Shareholder, to leave his or her employment with the Corporation.

3.4 Confidentiality.

(1) No Shareholder, while a Shareholder or any time after ceasing to be a Shareholder, shall disclose any Confidential Information to any other Person, except:

     (a) to those of its employees or agents having a need to know and who either are bound by the duties of their employment or engagement to maintain the confidentiality of the Confidential Information or enter into a confidentiality agreement in a form reasonably acceptable to the Corporation,

     (b)  as authorized by the Corporation, or

     (c) as required by law (if the Shareholder has immediately notified the Corporation of that requirement of law, unless precluded by law from doing so).

(2) Each Shareholder shall use at least the same degree of care in maintaining the confidentiality of the Confidential Information as it uses in maintaining the confidentiality of its own confidential or proprietary information, but in no event with less care than is reasonable given the nature of the information.

(3) No Shareholder shall use or copy any Confidential Information, except:

     (a)  to advance the business of the Corporation,

     (b)  as authorized by the Corporation, or

     (c) as required by law (if the Shareholder has immediately notified the Corporation of that requirement of law, unless precluded by law from doing so).

(4) The Corporation may at any time require a Shareholder that ceases to be a Shareholder to immediately deliver to the Corporation or, at the Corporation's option, to immediately erase or destroy, any documents and other materials and copies and translations of them (whether recorded, stored or reproduced in or on any medium or by means of any device) containing any Confidential Information in the Shareholder's possession or control. The Shareholder shall provide evidence satisfactory to the Corporation that all those documents, materials, copies and translations have been delivered, erased or destroyed.

3.5 Breach of Obligations.

(1) Each Shareholder acknowledges that a breach or threatened breach of its obligations under Sections 3.2, 3.3, or 3.4 would result in irreparable harm to the Corporation which could not be calculated or adequately compensated by recovery of damages alone. Each Shareholder therefore agrees that the Corporation shall be entitled to interim or permanent injunctive relief, specific performance and other equitable remedies.

(2) The obligations of the parties under Sections 3.2, 3.3, and 3.4 shall survive termination of this Agreement and are in addition to and not in substitution of the provisions in the Licence and Services Agreement.

SECTION 4 - FINANCIAL AND SUPPORT OBLIGATIONS

4.1 ATG Funding and Support Obligations. ATG shall provide a loan and/or equity of (U.S.)$1 million in the aggregate to the Corporation to cover the Corporation's short-term operating requirements. Initially, ATG shall invest (U.S.) $333,400 by way of equity in the Class A common shares of the Corporation. The balance of ATG's (U.S.) $1 million obligation will be provided to the Corporation as and when required by the Corporation in accordance with the Corporation's annual business plan which has been approved by the board of directors of the Corporation. In addition, ATG shall provide all necessary technical and administrative support to the Corporation, in accordance with the requests of the Corporation's officers as they are made from time to time and subject to the Licence and Services Agreement.

4.2 Further Obligations. The Shareholders shall have no further funding or support obligations except as expressly contemplated by this Agreement or the Licence and Services Agreement.

4.3 Dividends. Dividends shall be paid at the discretion of the board of directors of the Corporation. However, the Shareholders acknowledge that they do not expect to receive any dividends or other distributions from the Corporation for at least three years from the date of formation of the Corporation.

4.4 Auditors. The auditors of the Corporation shall be a nationally recognized accounting firm in Canada as selected by the Shareholders. The auditors shall be instructed to prepare and deliver to the Shareholders audited financial statements on an annual basis.

SECTION 5 - DEALING WITH SHARES

5.1 Ownership of Shares.

(1) The Shareholders acknowledge that at the date of this Agreement all of the issued and outstanding Shares are legally owned as follows:

          Shareholder               Series and No. of Shares

          ATG                       51,000     Class A common shares
          NumberCo                  49,000     Class B common shares

(2) Each Shareholder represents and warrants to the other Shareholder that it is the beneficial owner of the Shares legally owned by it at the date of this Agreement, and shall be deemed to represent and warrant to the other Shareholder throughout the term of this Agreement that subject to Section 5.4 it is the beneficial owner of all those Shares and all other Shares legally held by it after the date of this Agreement.

(3) The Corporation represents and warrants to the Shareholders that the Shares described above are the only issued and outstanding shares of the Corporation at the date of this Agreement and there are no outstanding options or other rights obligating the Corporation to issue additional shares to any Person.

5.2 Restrictions on Transfer of Shares. No Shareholder shall directly or indirectly sell, assign, transfer, devise, bequeath, give, mortgage, charge, pledge, create a Lien against, or otherwise encumber or dispose of any Shares it owns or permit those Shares to become encumbered except as otherwise permitted by this Agreement or with the prior written consent of all the Shareholders.

5.3 Permitted Transfers. Notwithstanding Section 5.2, Shareholders are hereby permitted to transfer their Shares in the Corporation to a Permitted Transferee. However, no such transfer shall be effective unless and until the proposed Permitted Transferee has executed an Adoption Agreement. In addition, the Shareholder who has transferred its shares to its Permitted Transferee shall continue to be bound by this Agreement notwithstanding such transfer of Shares and shall at all times cause its Permitted Transferee to carry out the provisions of this Agreement and any other agreement entered into pursuant to this Agreement.

5.4 Employee Stock Option Plan

(1) The directors of the Corporation shall be entitled at any time to establish an employee stock option plan providing for the transfer of Shares held by NumberCo to employees of the Corporation designated by the directors, to a maximum of 5% in the aggregate of the total Shares outstanding as of the date of this Agreement.

(2) In the event that the board of directors of the Corporation elects to make available to the Corporation's employees options on Shares of the Corporation, NumberCo hereby agrees, on the exercise of such options by any employee, to transfer (or cause its Permitted Transferee to transfer as the case may be) to such employee that number of its Shares as required by the options exercised by the employee (up to a maximum of 5% in the aggregate of all outstanding Shares as of the date of this Agreement), provided such employee to whom such Shares are transferred enters into an Adoption Agreement.

(3) The strike price for the employee stock options shall be established by the directors of the Corporation and shall be within 25% of the fair market value (as determined by the Corporation and notwithstanding Section 6.2 of this Agreement) of the Shares and such options may only be exercised on a distribution of Shares to the public or on a sale of the Corporation to a Person other than a Shareholder or its Affiliates. Until duly exercised, such options shall not entitle the holder thereof to any rights as a Shareholder of the Corporation and, in particular, shall not entitle the holder to any rights as a Shareholder under this Agreement, to vote at any meetings of the Corporation or to participate in any dividends or other distributions by the Corporation.

5.5 Put/Call.

(1) If, at any time, a Triggering Event with respect to ATG or ATG's Permitted Transferee occurs, NumberCo (or NumberCo's Permitted Transferee, as the case may be) shall, for a period of 45 days from the date on which it has become aware or received actual notice of the Triggering Event, have the option to sell all its Shares in the Corporation to ATG and upon exercise of that option ATG shall purchase such Shares at the Purchase Price as determined in accordance with
Section 6.2.

(2) If, at any time, both Lee Simpson and Mark Valentine are no longer officers, directors or employees of Thomson Kernaghan and Co. Ltd. or its Affiliates and Lee Simpson and Mark Valentine do not at such time, either individually or collectively, Control NumberCo, ATG (or ATG's Permitted Transferee, as the case may be) shall, for a period of 45 days from the date on which it has become aware or received actual notice of such event, have the option to purchase all of NumberCo's Shares (or the Shares of NumberCo's Permitted Transferee, as the case may be) in the Corporation, and upon exercise of that option, NumberCo shall sell (or NumberCo. shall cause its Permitted Transferee to sell) its Shares to ATG (or ATG's Permitted Transferee, as the case may be) at the Purchase Price as determined in accordance with Section 6.2.

(3) If, at any time, a purchase of NumberCo's Shares (or NumberCo's Permitted Transferee's Shares, as the case may be) in the Corporation is effected under Sections 5.5(1) or 5.5(2), ATG agrees to assume all the obligations of NumberCo with respect to transferring Shares of the Corporation to employees of the Corporation who hold options as contemplated in Section 5.4.

(4) The purchase of Shares under Sections 5.5(1) or 5.5(2) shall be completed in accordance with Section 6, which shall be applicable only to purchases and sales under Sections 5.5(1) and 5.1(2).

SECTION 6 - COMPLETION OF PURCHASE AND SALE

6.1 Purchase Price

(1) The purchase price ("Purchase Price") for Shares to be purchased and sold pursuant to Sections 5.5(1) or 5.5(2) shall be the Fair Market Value of those Shares on the date on which the applicable option referred to therein becomes exercisable.

6.2 Determination and Notification of Fair Market Value

(1) The Fair Market Value of Shares to be purchased and sold pursuant to Sections 5.5(1) or 5.5(2) shall be such amount as agreed by the Principal Shareholders. If the Principal Shareholders fail to agree on such amount within 10 Business Days of the delivery of notice of the exercise of an option under
Section 5.5, then the Fair Market Value shall be determined by an Arm's Length, nationally recognized investment banking firm in Canada selected by the Principal Shareholders jointly, subject only to the parameters set out in
Section 1.1(16).

(2) If the Principal Shareholders cannot agree on the choice of a nationally recognized investment banking firm, the Principal Shareholders agree to choose one nationally recognized investment banking firm in Canada each which is at Arm's Length to both the Principal Shareholders. The Fair Market Value of Shares to be purchased and sold pursuant to Sections 5.5(1) or 5.5(2) shall be the mean of the values proposed by each such investment banking firm. All costs associated with the determination of Fair Market Value under Section 6, including the fees of any nationally recognized investment banking firm retained, shall be paid by the Corporation.

(3) The determination of Fair Market Value under Sections 6.2(1) or 6.2(2) shall be final and no Shareholder shall dispute it.

(4) The Principal Shareholders shall request that the nationally recognized investment banking firm(s) retained provide both Principal Shareholders written notification of the Fair Market Value immediately after the determination of such value is made.

6.3 Outstanding Indebtedness. Concurrently with the completion of a transaction of purchase and sale under Sections 5.5(1)or 5.5(2) of this Agreement:

(1) the Selling Shareholder shall repay, or cause to be repaid, to the Corporation any Indebtedness then owing by that Shareholder (including, in the case of a Corporate Shareholder, any indebtedness owing by the Individual Shareholder who owns shares of that Corporate Shareholder) whether or not the Indebtedness is then due and payable and the Purchasing Shareholder may discharge that Indebtedness out of the purchase price payable to the Selling Shareholder;

(2) if at that time the Corporation is indebted to the Selling Shareholder (including, in the case of a Corporate Shareholder, any Indebtedness owing to the Individual Shareholder who owns shares of that Corporate Shareholder) the Purchasing Shareholder shall purchase that Indebtedness for a purchase price equal to the amount of the Indebtedness against delivery of an assignment by the selling Shareholder of the Indebtedness and any Liens for that Indebtedness or the Corporation shall repay that Indebtedness;

(3) if at the Closing Date the Selling Shareholder (including, in the case of a Corporate Shareholder, the Individual Shareholder who owns shares of that Corporate Shareholder) is responsible for any guarantee of, or has given any Lien for any of the Corporation's Indebtedness, the Purchasing Shareholder shall use his best efforts to cause the Selling Shareholder or Individual Shareholder to be released from all those guarantees and security, failing which the Purchasing Shareholder shall indemnify the Selling Shareholder (and in the case of a Corporate Shareholder, the Individual Shareholder who owns shares of that Corporate Shareholder) from all claims arising out of those guarantees and security.

6.4 Title to Shares Free and Clear.

(1) The Selling Shareholder represents and warrants to the Purchasing Shareholder that it legally and beneficially owns, and has good and marketable title to, and the right to sell, the Shares being purchased and sold, free and clear of all Liens, Indebtedness, and claims of others.

(2) The obligation of a Purchasing Shareholder to complete a purchase of Shares is subject to the conditions that:

(3) the representation and warranty of the Selling Shareholder under Section 6.4(1) is true and correct as at the Closing Date; and

(4) all consents and approvals necessary to complete the purchase and to transfer good title to the Shares have been obtained.

     These conditions are for the exclusive benefit of the Purchasing Shareholder and may be waived in whole or in part by it.

6.5 Closing and Closing Date. Unless otherwise agreed, a transaction of purchase and sale of Shares under Sections 5.5(1) or 5.5(2) shall take place on the 30th Business Day following the date on which the Principal Shareholders agreed to the Purchase Price under Section 6.2 or on which the determination of the Purchase Price is notified to the Principal Shareholders under Section 6.2.

6.6 Time and Place of Closing. Unless otherwise agreed by the parties to a transaction of purchase and sale, the closing of the transaction shall take place at the registered office of the Corporation at 11:00 a.m. on the Closing Date.

6.7 Payment of Purchase Price and Delivery of Certificates. The Purchase Price shall be paid in full by certified cheque or bank draft in immediately available funds against receipt by the Purchasing Shareholder of the share certificate or certificates representing the Shares being purchased and sold, duly endorsed in blank for transfer together with signed and dated resignations and releases by the Selling Shareholder (and his nominees) as directors, officers and employees of the Corporation. All payments required to be made in connection with a transaction of purchase and sale shall be made by cheque, certified by a Canadian chartered bank or trust company, or an official bank draft drawn on a Canadian chartered bank.

6.8 Failure to Complete Transaction of Purchase and Sale.

(1) If the Selling Shareholder fails to complete the transaction of purchase and sale on the Closing Date, the Purchasing Shareholder may, in addition to any other rights or remedies he may have, complete the transaction of purchase and sale in accordance with the provisions of this Section.

(2) If the Purchasing Shareholder deposits the purchase price due on the Closing Date to an account at a branch of the Corporation's bankers in the name of the Corporation in trust for the Selling Shareholder, then from and after the date of that deposit, (and even though the certificates evidencing the Shares held by the Selling Shareholder have not been delivered to the Purchasing Shareholder), the purchase of the Shares owned by the Selling Shareholder shall be deemed to have been completed and all right, title and interest in and to those Shares shall be conclusively deemed to have been transferred and assigned to the Purchasing Shareholder and all right, title and interest, of the Selling Shareholder in and to those Shares shall cease;

(3) The Selling Shareholder irrevocably constitutes and appoints the Purchasing Shareholder as its true and lawful attorney and agent for, in the name of and on behalf of the Selling Shareholder to execute and deliver in the name of the Selling Shareholder all documents or instruments that may be necessary to transfer and assign his Shares, to the Purchasing Shareholder, or its nominee or nominees, on the books of the Corporation. This appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy or incapacity of the Selling Shareholder. The Selling Shareholder ratifies and confirms and agrees to ratify and confirm all that the Purchasing Shareholder may lawfully do or cause to be done by virtue of the provisions of this Section. This power of attorney will not revoke any other powers of attorney granted by the Selling Shareholder. The Selling Shareholder declares that it has given or intends to give multiple continuing powers of attorney.

(4) If the Purchasing Shareholder fails to complete the transaction of purchase and sale on the Closing Date, the Selling Shareholder may, in addition to any other rights or remedies he may have, give the purchaser within 10 Business Days after default, a notice that in 30 Business Days after the Closing Date the Selling Shareholder (the "New Purchasing Shareholder") will purchase from the defaulting purchaser (the "New Selling Shareholder") all the Shares owned by the New Selling Shareholder for an amount equal to 50% of the Purchase Price payable pursuant to this Agreement. In that case, the provisions of Section 6.8 shall apply mutatis mutandis except that all references in Section 6.8 to the "Selling Shareholder" and the "Purchasing Shareholder", respectively, shall be deemed to be references to the New Purchasing Shareholder and the New Selling Shareholder, respectively.

SECTION 7 - GENERAL

7.1 Carrying out of Agreement.

(1) Each of the Shareholders shall vote at all meetings of the Shareholders and act in all other respects in connection with the corporate proceedings of the Corporation so as to carry out and cause the Corporation to carry out the provisions of this Agreement and any agreement entered into pursuant to this Agreement.

(2) The Corporation confirms its knowledge of this Agreement and shall carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so.

7.2 Assignment and Enurement. Except as expressly provided under this Agreement, no party may assign this Agreement without the prior written consent of all the Shareholders. This Agreement enures to the benefit of and binds the parties, their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns and all permitted transferees of Shares.

7.3 Notices. Unless otherwise specified, each Notice to a party must be given in writing and delivered personally or by courier, or transmitted by fax to the party as follows:

         If to ATG:

                  Name:             The Ashton Technology Group, Inc.
                  Address:          1900 Market Street,
                                    Suite 701
                                    Philadelphia, PA
                                    19103
                                    USA

                  Attention:        Arthur J. Bacci
                  Fax No:           (215) 636-3560

         If to NumberCo:

                  Name:             3690822 Canada Inc.
                  Address:          365 Bay Street, 10th Floor
                                    Toronto, Ontario
                                    M5H 2V2

                  Attention:        Lee Simpson
                  Fax No:           (416) 860-8323


         If to the Corporation:

                  Name:             Ashton Technology Canada Inc.
                  Address:          365 Bay Street, 8th Floor
                                    Toronto, Ontario
                                    M5H 2V2

                  Attention:        Robert F. Wilson
                  Fax No:           (416) 860-8860


or to any other address, fax number or Person that the party designates. Any Notice, if delivered personally or by courier, will be deemed to have been given when actually received, if transmitted by fax before 3:00 p.m. on a Business Day, will be deemed to have been given on that Business Day, and if transmitted by fax after 3:00 p.m. on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

7.4 No Set-off. Except as permitted in Section 6.3(1), payments made under this Agreement or any document delivered under this Agreement shall be made without set-off or counterclaim.

7.5 Waivers. No waiver of any provision of this Agreement is binding unless it is in writing and signed by all the parties to this Agreement entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

7.6 Further Assurances. Each party shall from time to time promptly execute and deliver and take all further action as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and to complete the transactions contemplated by this Agreement.

7.7 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and in addition to, and not in substitution for, any other rights and remedies, available at law or in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

7.8 Counterparts and Adoption Agreement.

(1) This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

(2) Each Person who proposes from time to time to become a Shareholder shall be required to execute an Adoption Agreement. No Person shall become a Shareholder and no issue or transfer of Shares shall be registered by the Corporation unless the Person and any Person having Control of the Person have executed an Adoption Agreement.

7.9 Amendments. Except as expressly provided in this Agreement, no amendment, supplement, restatement, replacement or termination of any provision of this Agreement is binding unless it is in writing and signed by all the Shareholders that are, at the time of the amendment, supplement, restatement, replacement or termination, parties to this Agreement.

7.10 Submission to Jurisdiction. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

7.11 Termination. Except as otherwise provided, this Agreement shall terminate upon the earlier of:

(1) the written agreement of all the Shareholders;

(2) one Shareholder becoming the owner of all of the Shares; or

(3) the offering of Shares of the Corporation to the public.

All obligations of the parties which expressly or by their nature survive termination of this Agreement shall continue in full force and effect subsequent to and not withstanding termination of this Agreement until they are fully satisfied or by their nature expire. No party shall by reason of termination of this Agreement be relieved of any obligation or liability towards any other party accrued under this Agreement before termination, and all those obligations and liabilities shall remain enforceable until they are fully satisfied or by their nature expire.

The parties have executed this Agreement.


                           THE ASHTON TECHNOLOGY GROUP,
                           INC.

                           By: /s/ Arthur J. Bacci
                               -----------------------------------------------
                               Name:  Arthur J. Bacci
                               Title: President & Chief Financial Officer

                           3690822 CANADA INC.

                           By: /s/ Lee Simpson
                               -----------------------------------------------
                               Name:  Lee Simpson
                               Title: President


                           ASHTON TECHNOLOGY CANADA INC.

                           By: /s/ Duane Erickson
                               -----------------------------------------------
                               Name:  Duane Erickson
                               Title: Chief Technology Officer


                      Schedule 1.1(1) - Adoption Agreement

                           Schedule 1.1(6) - Articles

                           Schedule 1.1(10) - By-Laws